

                                  NSAR ITEM 77O

                     VK Trust for Investment Grade Municipal
                               10f-3 Transactions

  UNDERWRITING #                UNDERWRITING           PURCHASED FROM    AMOUNT OF SHARES  % OF UNDERWRITING   DATE OF PURCHASE
                                                                            PURCHASED


         1                 NC Eastern Muni. Power       Smith Barney         1,000,000           0.730            11/03/99
         2                  NY State Dorm-Courts           Lehman            2,000,000           0.729            12/10/99
         3                  NY State Dorm-Courts           Lehman            3,000,000           1.220            12/09/99


UNDERWRITER #1               UNDERWRITER #2                 UNDERWRITER #3
------------------           --------------                 --------------
JP Morgan                    Bear Stearns                   Bear Stearns
Goldman Sachs                Goldman Sachs                  Goldman Sachs
Morgan Stanley               Nations Bank                   Nations Bank
JC Bradford                  Morgan Stanley                 Morgan Stanley
First Union Securities       Prudential                     Prudential
J Lee Peeler                 Advest                         Advest
Legmason                     MR Beal & Company              MR Beal & Company
Wachovia Securities          First Albany                   First Albany
                             Fleet                          Fleet
                             Lebenthal & Company            Lebenthal & Company
                             JP Morgan                      JP Morgan
                             PaineWebber                    PaineWebber